FOR IMMEDIATE RELEASE
      July 29, 2003

             Group 1 Software Announces Record First Quarter Results

Lanham, MD -- Group 1 Software (Nasdaq: GSOF) today reported results for its first fiscal quarter ended June 30, 2003. The Company reported record first quarter net income of $2.1 million, a 114% increase compared with the prior year. Fully diluted earnings per share, also a record for the first quarter, were $0.13 vs. $0.07 the prior year, despite a substantially higher diluted share count.

Operating income totaled $2.5 million, a new record as well and up 69% over the prior year. Non-operating income totaled $777,000, primarily the result of gain from the sale of intellectual property no longer needed by the Company plus favorable currency exchange.

The Company reported record first quarter revenue of $24.3 million, up 4% from the strong revenue performance reported in the prior year's first quarter. Total revenue for the quarter from Enterprise Solutions software and services was $17.4 million compared with $16.1 million in the prior year's first quarter. Total revenue from DOC1 Customer Communications Management software and services was $6.9 million compared with $7.3 million in the prior year's first quarter.

First quarter license fee revenue for the Company increased to $10.5 million from $9.9 million reported the prior year. License fees in the Enterprise Solutions division were $8.3 million, up 16% vs. the $7.1 million reported the prior year. License fees in the DOC1 division were $2.2 million compared with $2.8 million reported the prior year.

Group 1's cash position remained strong. Even after disbursing $7.0 million for the secured bridge loan to Sagent Technology, cash and short-term investments totaled $57.8 million at June 30, 2003 compared with $64.2 million at March 31, 2003 and $51.6 million at June 30, 2002.

"Regarding our pending acquisition of the key assets of Sagent Technology, Inc., we were informed today that a quorum was not present at Sagent's special stockholder's meeting," said Bob Bowen, CEO of Group 1 Software. "Sagent also notified Group 1 that it wishes to modify our bridge loan to them, allowing Sagent to operate while resetting the record date and again seeking shareholder approval. The votes cast were 36 to1 in favor of the transaction, but unfortunately, not enough votes were cast. While these results were disappointing, we remain fully committed to adding Sagent's talented individuals, powerful technology, strong customers, and global distribution channels to the Group 1 family."

"We are pleased with our first quarter earnings, given that this is historically our softest quarter for both revenue and earnings," continued Bowen. "In the Enterprise Solutions division, customers continue to expand their use of our core data quality technology. Despite the decline in license revenue in the DOC1 division, we continue to see strong demand for DOC1 Archive in the Americas and worldwide."


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

"In spite of the somewhat softer than projected revenue reported today, we remain confident in our fiscal year guidance," said Mark Funston, CFO of Group 1 Software. "We project full year revenue growth in the range of 10% to 12% and net earnings growth in the range of 24% to 28% over fiscal year 2003, prior to the effect of the Sagent transaction. We continue to project that the Sagent acquisition will contribute approximately $30 million in revenue the first year. The acquisition is expected to become accretive to earnings within twelve months following its completion, with first year earnings per share dilution in the range of $0.08 to $0.10 excluding one time transaction related costs."

The Company will hold a conference call at 4:30 PM EDT today to discuss these results. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.g1.com or by dialing 800-374-0565.

Group 1 Software (Nasdaq: GSOF) is a leading provider of software solutions for data quality, customer communications management and direct marketing applications. Group 1's software systems and services enable over 2,000 customers worldwide to market smarter by helping them find, reach and keep customers. Founded in 1982 and headquartered in Lanham, Maryland, Group 1's solutions are utilized by leaders in the financial services, banking, retail, telecommunications, utilities, e-commerce, and insurance industries. The company's customer base includes such recognized names as Charles Schwab, Entergy, GEICO, L.L. Bean, QVC and Wal-Mart. For more information about Group 1, visit the company's Web site at http://www.g1.com.

      ###

      Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation reform Act of 1995. Words like "is in the process of", "remain confident in", "continue to project" and "will contribute" are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties. Readers are cautioned not to place undue reliance of these forward-looking statements, which address the conditions and estimations as they are found on the date of this press release. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances that arise after the date of this press release or to reflect the occurrence of unanticipated events. For additional information regarding these and other risks and uncertainties associated with the Company's business, reference is made to the Company's reports filed from time to time with the Securities and Exchange Commission. Group 1 Software and DOC1 are registered trademarks of Group 1 Software, Inc.

Contacts

Mark Funston, CFO, Group 1 Software at 301.918.0381 or mark_funston@g1.com

David Peikin, Corporate Communications Manager, Group 1 Software at 301.918.0818 or pr@g1.com

Charles Messman, MKR Group at 626.395.9500


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

                             GROUP 1 SOFTWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                   (unaudited)

                                                             --------------------------
                                                             For the Three Month Period
                                                                   Ended June 30,
                                                             --------------------------
                                                               2003              2002
                                                             --------          --------
Revenue:
   Software license and related revenue                      $ 10,468          $  9,877
   Maintenance and services                                    13,788            13,502
                                                             --------          --------
      Total revenue                                            24,256            23,379
                                                             --------          --------
Cost of revenue:
   Software license expense                                     3,799             4,071
   Maintenance and service expense                              4,450             4,274
                                                             --------          --------
      Total cost of revenue                                     8,249             8,345
                                                             --------          --------

Gross profit                                                   16,007            15,034

Operating expenses:
   Research and development                                     2,769             2,742

   Sales and marketing                                          7,580             7,510
   General and administrative                                   3,200             3,330
                                                             --------          --------
     Total operating expenses                                  13,549            13,582
                                                             --------          --------
Income from operations                                          2,458             1,452

Non-operating income                                              777               105
                                                             --------          --------

Income from operations before provision for income taxes        3,235             1,557

Provision for income taxes                                      1,182               584
                                                             --------          --------
Net income                                                      2,053               973

Preferred stock dividend requirements                              --               (14)
                                                             --------          --------
Net income available to common stockholders                  $  2,053          $    959
                                                             ========          ========

Basic earnings per share                                     $   0.15          $   0.08
                                                             ========          ========

Diluted earnings per share                                   $   0.13          $   0.07
                                                             ========          ========

Basic weighted average shares outstanding                      13,724            12,616
                                                             ========          ========

Diluted weighted average shares outstanding                    15,862            13,886
                                                             ========          ========


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

                             GROUP 1 SOFTWARE, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except par value)

                                                                   June 30,     March 31,
                                                                    2003          2003
                                                                 (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                                       $  49,420     $  56,475
  Short-term investments, available-for-sale                          8,422         7,712
  Trade and installment accounts receivable, less
    allowance of $1,484 and $1,755                                   13,929        18,834
  Notes receivable                                                    7,000            --
  Deferred income taxes                                               1,715         2,130
  Prepaid expenses and other current assets                           3,603         4,067
                                                                  ---------     ---------
Total current assets                                                 84,089        89,218

Installment accounts receivable, long-term                               30            39
Property and equipment, net                                           4,864         4,707
Computer software, net                                               23,600        23,490
Goodwill                                                             12,722        12,716
Other assets                                                            220           206
                                                                  ---------     ---------
  Total assets                                                    $ 125,525     $ 130,376
                                                                  =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                $   1,345     $   1,358
  Current portion of note payable                                       347           371
  Accrued expenses                                                    5,836         7,033
  Accrued compensation                                                4,837         9,454
  Current deferred revenues                                          28,203        31,241
                                                                  ---------     ---------
Total current liabilities                                            40,568        49,457
Note payable, net of current portion                                    350           350
Deferred revenues, long-term                                            386           315
Deferred income taxes                                                 4,402         4,694
                                                                  ---------     ---------
 Total liabilities                                                   45,706        54,816
                                                                  ---------     ---------
Commitments and contingencies                                            --            --
Stockholders' equity:
  6% cumulative convertible preferred stock $0.25 par value;
  1,200 shares authorized; no shares issued (aggregate
  involuntary liquidation preference $950)                               --            --
Common stock $0.50 par value; 50,000 shares authorized; 15,041
   and 14,902 shares issued                                           7,521         7,451
Additional paid in capital                                           36,333        34,951
Retained earnings                                                    39,672        37,619
Accumulated other comprehensive income                                  938           184
Less treasury stock, 1,246 shares, at cost                           (4,645)       (4,645)
                                                                  ---------     ---------
Total stockholders' equity                                           79,819        75,560
                                                                  ---------     ---------
Total liabilities and stockholders' equity                        $ 125,525     $ 130,376
                                                                  =========     =========


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

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2003

                                                  Group 1 Software, Inc.

                                                  By:    /s/ Mark D. Funston
                                                         --------------------
                                                  Name:  Mark D. Funston

                                                  Title: Chief Financial Officer


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